UNANIMOUS CONSENT OF BOARD OF DIRECTORS IN LIEU OF SPECIAL MEETING OF THE BOARD OF DIRECTORS OF POTNETWORK HOLDINGS. INC.

The undersigned, being all of the directors of PotNetwork Holdings. Inc., a Colorado corporation (the "Corporation"), hereby take the following corporate actions and adopts the following resolutions which corporate actions and resolutions shall have the same force and effect as a unanimous vote of the directors of the Company at a formal special meeting of the directors of said Company:

CHANGE IN OFFICERS AND DIRECTORS

WHEREAS, On December 17, 2021, the Board of Directors received a resignation effective January 14, 2022, from Lee Lefkowitz, ("Lefkowitz"), wherein he resigns as a member of the Board of Directors of the Corporation and as its President and CEO and acting CFO, (the "Resignation"); and

WHEREAS, as a result of the Resignation, the Corporation has determined that it is in its best interest to, as soon as possible, appoint a new officer to replace Lefkowitz in his role as its President and CEO, (the "New Officer"); and

WHEREAS, Sohail S. Quraeshi, an individual, ("Quraeshi") has been recommended to the Board of Directors to replace Lefkowitz and become the New Officer, and Quraeshi has indicated his willingness to become the New Officer; and

WHEREAS, the Corporation seeks to appoint the New Officer before the end of December 2021, prior to the effective date of the Resignation so that Quraeshi may promptly undertake his duties and responsibilities as its President and CEO; and

WHEREAS, as a result, the Corporation believes it is in its best interests to immediately releases Lefkowitz, without penalty, from his duties and responsibilities to the Corporation as a member of the Board of Directors and as its President and CEO so that the New Officer may quickly assume his new duties and responsibilities as President and CEO (the "Release").

NOW, THEREFORE, IT IS

RESOLVED, that as of December 27, 2021, the Board of Directors, pursuant to its authority granted by Section 3.3.(b) of the Company's Bylaws, hereby affirms. ratifies and approves the appointment of Quraeshi as the Corporation's CEO and President to replace Lefkowitz in this capacity, and that Quraeshi shall assume his role as the New Officer posthaste; andz bbbbbbb

FURTHER RESOLVED, that the Board of Directors of the Corporation hereby accept as of December 27, 2021, the Resignation of Lefkowitz prior to the Resignation's stated effective date of January 14, 2022, and approves and authorizes the Release.

GENERAL RESOLUTION

FURTHER RESOLVED, that any and all acts or actions heretofore taken by the designated, authorized Officers of the Company on behalf of the Company, in connection with the transactions contemplated by these resolutions, be, and the same hereby arc, ratified and

confirmed acts and deeds of the Company; and

FURTHER RESOLVED, that any party to whom a certificate hereof is furnished, is requested to rely upon these resolutions until receipt by the requesting party of written notice of changes, if any therein.

DATED to be effective as of the 27th day of December 2021.

By: Gary L Blum

Gary Blum, Chairman of the Board, Sole Director

NOTARIZATIONS:

WITNESSTH:
State of Florida)
) ss.
County of ________)

On December ___, 2021 before me, the undersigned notary public, personally appeared **Gary Blum** who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the entity upon behalf of which he acted, executed the instrument. Witness my hand and official seal

____
Signature of Notary

HYUN IL LEE
COMM. # 2314606
NOTARY PUBLIC - CALIFORNIA
LOS ANGELES COUNTY
MY COMM. EXP. DEC. 27, 2023

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of Los Angeles
Subscribed and sworn to (or affirmed) before me on this 27 day of DECEMBER, 20 21,
by GARY LEE BLUM,
proved to me on the basis of satisfactory evidence to be the person(s) who appeared before me.

Notary Public Signature ______________________